GOLDEN PHOENIX SIGNS MULTI-MILLION DOLLAR JOINT VENTURE WITH
SCORPIO GOLD TO RESTART GOLD PRODUCTION AT THE NEWLY
EXPANDED MINERAL RIDGE MINE

SPARKS, NV, January 5, 2010 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM) is pleased to report it has signed a definitive Joint Venture Agreement to sell a 70% interest in its Mineral Ridge Gold mine located in Esmeralda County, Nevada to Scorpio Gold Corporation (TSX-V: SGN) in exchange for an aggregate deemed purchase price of US $7.5 million in cash, stock and other considerations.

Under the Agreement, the sale of Golden Phoenix’s 70% interest is subject to the satisfaction of certain conditions, namely, Scorpio Gold must complete certain financing efforts and also must receive the approval of the TSX Venture Exchange, a process which has already been initiated and is expected to conclude in the first quarter of 2010.   The Agreement assigns Scorpio Gold the right and initial responsibility, upon Closing, to fund, manage and operate the Mineral Ridge mine to the benefit of both partners.  Further, assuming the Closing of the Agreement, the parties intend to concurrently enter into a Joint Venture Operating Agreement to own and operate the properties.  Highlights of the Agreement include the following general points:

1.	Golden Phoenix will receive US $3.75 million in cash, net of advances, and an aggregate deemed amount of US $3.75 million in Scorpio Gold stock, priced at CN $0.50 per share.

2.
In addition to the parties each contributing their respective interests in the properties to the JV, Golden Phoenix will contribute to the JV its approximately US $3.0 million in bonding on the property, and Scorpio Gold will contribute its Net Smelter Royalty recently secured from the Mary Mining Trust for US $3.0 million.

3.
All existing claims, including the 54 patented claims and 134 unpatented claims (total 188 claims) forming the original Mineral Ridge property and the 145 unpatented claims recently staked by Scorpio Gold adjacent to Mineral Ridge, will be consolidated, nearly doubling the size of the claim block to over 5,921 acres to be owned, developed and explored by the JV under the name Mineral Ridge Gold LLC.

4.	An Area of Interest extending two miles outside the original 188 claims has been defined.

5.
Scorpio Gold has agreed to carry all costs of bringing the mine into Commercial Production, defined as two consecutive quarters of throughput of products from mining operations averaging greater than 70% of the average life of mine projected capacity.

6.
Scorpio Gold may elect to finance 120% of the estimated cost, but is not obligated to spend the entire 120%, to put the mine into Commercial Production in exchange for receiving an additional 10% interest in the JV, eventually resulting in an 80/20 ownership between Scorpio Gold and Golden Phoenix respectively.  Regardless, Golden Phoenix’s interest will be fully carried by Scorpio Gold for at least 24 months, or to Commercial Production, whichever comes first.

7.
Scorpio Gold will hold an option to purchase Golden Phoenix’s remaining ownership interest for up to 36 months following the establishment of Commercial Production. If the option is exercised, the purchase price will be based on a Net Asset Value (NAV) calculation to be determined at that time by the independent valuation firm of Marshall Stevens, Inc. pursuant to the terms of the Operating Agreement.

Robert Martin, President of Golden Phoenix, commented on the JV, “Since the start of negotiations six months ago, our companies have worked hand-in-hand to expand and enhance Mineral Ridge.  Using our state-of-the-art drill rig, Scorpio Gold has not only confirmed existing mineralization, but has located new veins.  They have aggressively staked surrounding claims so that Mineral Ridge is nearly twice its original size and now covers known mineralization which has never before been identified plus they will have acquired and contributed or cancelled the existing net smelter royalty.  Add to this the approximately $30 million in established mining infrastructure, a rising metal price, plus the bonding and permits which are already in place, and I’d say we have the makings of a highly successful gold mine.”

Peter J. Hawley, CEO of Scorpio Gold Corporation, added,  “ Since the beginning of our due diligence until now we have always recognized the bigger picture of the project with respect to not only expanding the gold mineralization base but the excellent economics behind the operations resuming production as a low cost gold producer. The Scorpio team has in the past with its parent company, Scorpio Mining, demonstrated the cost effective and rapid turnaround from development to production and has the expertise to do so in a timely fashion. The fact that gold prices have moved to levels not seen before will only help to enhance the overall economics of the project.”

Mr. Martin concluded, “Golden Phoenix has entered a new phase of its redevelopment.  Upon commencement of this JV, Mineral Ridge will have the potential to return to gold production quickly and efficiently under the expert guidance of Peter J. Hawley and his Scorpio staff, and Golden Phoenix will have recharged its operating account and provided its shareholders a significant stake in Mineral Ridge’s future.  Equally important, with Scorpio handling operations, our officers and staff will be freed up to aggressively pursue new mining opportunities both in the United States and abroad.   I am proud that Golden Phoenix has weathered the credit contraction and is powerfully positioned to take full advantage of a rising gold market.”

About the Project

The Mineral Ridge project, a former producer, is located about 30 miles west of Tonopah, Nevada and has historically produced almost 575,000 ounces of gold, which includes approximately 170,000 ounces from open pit and approximately 405,000 ounces from underground mining operations.  The property is currently bonded and has been permitted for heap leach gold processing and production, and was in production as recently as 2005. The mine project hosts multiple gold bearing structures, veins and bodies. It features a well-developed infrastructure consisting of roadways, power grid, heap leach pad, crushing circuit, ADR plant, water supply, maintenance shop, refueling and storage facilities and administrative buildings.

Mineral Ridge has had a clean operating history and no environmental, permitting, legal, taxation, marketing or political factors are known that may impact the mineral resource estimates currently being prepared. The dry climate and non-acid generating character of the rock should offer favorable conditions for mining and reclamation operations.

For more information on Golden Phoenix Minerals, please visit their corporate website at http://www.Golden-Phoenix.com/.

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada and the Northern Champion molybdenum mine in Ontario, Canada.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements by Robert P. Martin, President, regarding the potential joint venture related to the Mineral Ridge property, and other statements regarding optimism related to the business, expanding exploration and development activities and other statements in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market prices for the Company’s mineral products. In addition, actual results could vary materially based on changes or slower growth in the gold and precious metals markets; the potential inability to realize expected benefits and synergies in the Company’s mining operations; domestic and international business and economic conditions; changes in the mining industry for base and precious minerals; unexpected difficulties in expanding production at the Company’s mines;  the need for additional capital and other risk factors listed from time to time in the Company's Securities and Exchange Commission (SEC) filings under “risk  factors” and elsewhere. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Source:
Golden Phoenix Minerals, Inc.
Robert P. Martin, President (775) 853-4919
investor@golden-phoenix.com